Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Summit Healthcare REIT, Inc.

Laguna Hills, California

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212231) of Summit Healthcare REIT, Inc. (the “Company”) of our report dated March 26, 2025, relating to the Company’s consolidated financial statements as of December 31, 2024 and for the year then ended, which appears in this Annual Report on Form 10-K.

/s/ Haskell & White LLP

Irvine, California
March 26, 2025